EXHIBIT 99.338

California Market Structure California energy "market" is complex A progression of forward and spot markets Day-ahead Hour-ahead Real-time Separate markets for different commodities Multiple forward energy markets (PX and SCs) Forward transmission market (ISO) Multiple ancillary services markets (ISO or self-provision) Single real-time imbalance energy market (ISO) The separate markets interact in complex ways

Decisions in California Markets Decide which forward energy market to use PX or another Scheduling Coordinator Decide how to use resources Bid capacity in one market and withhold in others Energy market vs. reserves markets Hour-ahead vs. day-ahead vs. real-time Tactical decisions Adjust bid prices Negotiate side deals Contracts for differences

Simple Models and Simple Strategies The markets are based on simple models Traditional micro-economic theory Simple supply-demand model Game theory / auction theory Single-item, non-repeated auctions Bidding incremental costs is optimal if the assumptions of simple models hold exactly They don't!

California Market Protocols The protocols are based on economic theory Theoretically, some markets will operate smoothly Some markets will "clear" and produce accurate prices Protocols for the forward energy and transmission markets are based on sound theory Some markets have holes that will affect their performance Some markets will not clear and may be unstable Prices can be "gamed" The protocols for the real-time imbalance energy market are poorly designed

Imperfections in the Protocols Gaps in the protocols provide Opportunities for increased profits Chance for other players to damage your position Analyze protocols Find leverage points you can use Find ways to protect against actions of others Develop potential "raw" strategies Prioritize for detailed investigation

Theory is not Reality Actual markets deviate from theory Large players with market power Small players with local market power due to transmission constraints Markets repeated over time Impacts Optimal bidding strategies differ from predications Coalitions may spontaneously arise among the players without improper collusion Theoretical analysis is not sufficient to develop useful strategies

Development of Practical Strategies Analysis provides the foundation Analysis of protocols Analysis of competitors Gives start for the development of usable strategies Development of practical strategies requires detailed simulation of market operations Impact of your actions Impact of competitors' actions

Analytical Business Model Detailed computational business model of the CA markets required Model protocols and market operation in detail Strike a balance among modeling detail computational resources needed available market information Game theoretic model with multiple participants Must accept a wide range of possible strategies and evaluate the outcomes

Developing Strategies Develop strategies that allow you to operate within the protocols and increase its profits Workable strategies Do not require unrealizable precision in forecasts Position you to take advantage of opportunities to increase profits when they arise Limit losses if conditions differ from expected Examine the range of strategies that others may use to increase their profits Develop counter strategies that limit their detrimental impact on you

Steps in Developing Strategies Expert analysis Review of business protocols Review of competitor characteristics Identify potential strategies based on experience Analytical tools Test possible strategies against computer Test possible strategies against user specified counter strategies War gaming Red team, blue team competition Analytical tools provide playing field

Changing Protocols ISO/PX will recognize holes as they operate Revise protocols and systems to close the holes Time lag between recognizing and closing holes Window of opportunity in which you can increase profits or in which other players can damage you Closing one hole may open others Market rules will be fluid for a while ISO/PX will be pressured to provide new services and capabilities Long-term tradable transmission rights

Ongoing Process Strategy development is not static Protocols evolve Competitors learn new strategies You must have an ongoing effort Monitor operation of market Monitor actions of competitors Revise your strategies to keep pace

Perot Systems Capabilities Perot Systems' qualifications are unique We know the protocols Assisted WEPEX in developing the protocols that govern forward transmission and energy markets We know the actual systems We are part of ISO Alliance building the ISO's systems Know the "warts" as well as the theory We have business experience Aided East Midlands Electricity adapt to deregulation People with wide range of utility and energy experience

Following slides show a simple example of a gap in the protocols. I included them in case someone asks for a specific example of a gap with some detail.

Example of Gap in Protocols: Real Time Balancing Energy Overview of real-time balancing operations If additional energy is needed, increment least expensive available resources Ex-post price set by most expensive unit incremented If less energy is needed, decrement most expensive available resources Ex-post price set by least expensive unit backed down All available resources are not re-dispatched to minimize costs Ex-post price is not the price that clears the market May affect bidding strategies

Simple Example... PX schedules in forward market 10,000 MWh in an hour SC1 schedules in forward market 6,100 MWh in an hour However, expects its load will be only 5,000 MWh Expects that PX under forecasts its load by 1,000 MWh Real-time balancing energy bids PX: -5,000 MWh to 5,000 MWh @ $Y/kWh SC1: -1,200 MWh to 0 MWh @ $X/kWh X is a large number (X>>Y)

....Simple Example Suppose that SC1 was right Actual loads in the hour in real time PX: 11,000 MWh SC1: 5,000 MWh Scheduled generation exceeds load by 100 MWh ISO actions Backs down SC1's generation by 100 MWh Sets ex-post price to $X/MWh Results SC1 sells 1,000 MWh to PX for $X million SC1 can set X as large as it likes

Taking Advantage of the Gap The example shows a gap in the imbalance energy market The strategy outlined is not practical Practical strategies can be developed to take advantage of the gap Devise bids that allow you to take advantage of the gap when conditions are right Other gaps in the protocols allow you to develop responses that protect your position if conditions deviate from forecast